Exhibit 1.1

7,500,000 Shares

GLOBAL MEDICAL REIT INC.

Common Stock

UNDERWRITING AGREEMENT

March 16, 2021

J.P. Morgan Securities LLC

BMO Capital Markets Corp.

Stifel, Nicolaus & Company, Incorporated

Wells Fargo Securities, LLC

Robert W. Baird & Co. Incorporated

As Representatives of the Several Underwriters named in Schedule A hereto

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o	BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, NY 10036

c/o	Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 10th Floor
Saint Louis, MO 63102

c/o	Wells Fargo Securities, LLC
500 West 33rd Street, 14th Floor
New York, New York 10001

c/o	Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202

Dear Ladies and Gentlemen:

Global Medical REIT Inc., a Maryland corporation (the “Company”), together with Global Medical REIT L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), agrees with J.P. Morgan Securities LLC, BMO Capital Markets Corp., Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC and Robert W. Baird & Co. Incorporated, as the representatives (collectively, the “Representatives”) of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters”), to issue and sell to the several Underwriters 7,500,000 shares (the “Firm Securities”) of its common stock, par value $0.001 per share (the “Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,125,000 additional Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Pursuant to the Agreement of Limited Partnership, as amended (the “OP Agreement”), of the Operating Partnership, upon receipt of the net proceeds of (a) the sale of the Firm Securities on the First Closing Date (as defined below) and (b) any and all Optional Securities on each Optional Closing Date (as defined below), the Company will contribute such net proceeds to the Operating Partnership in exchange for a number of common units of partnership interest in the Operating Partnership (the “OP Units”) that is equivalent to the number of Firm Securities and Optional Securities sold to the Underwriters (the “Company OP Units”).

1.	Representations and Warranties of the Company and the Operating Partnership.

(a)	The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

(i)	Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission (as defined below) a registration statement on Form S-3 (No. 333-239043) covering the registration of the Offered Securities under the Act, including a base prospectus (the “Base Prospectus”). Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act (as defined below), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, shall be referred to as the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated March 15, 2021 describing the Offered Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Offered Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus, dated the date hereof, that describes the Offered Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus, including all documents incorporated or deemed to be incorporated by reference therein.

The Registration Statement has been declared effective under the Act. The Offered Securities all have been duly registered under the Act pursuant to the Registration Statement. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of or use of the Registration Statement has been issued under the Act, and no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any such purposes pursuant to Section 8A under the Act have been instituted and are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company in connection with the Registration Statement has been complied with. The Company meets the requirements for use of Form S-3 under the Act. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package (as defined below) and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply (as applicable) in all material respects with the requirements of the Exchange Act.

For purposes of this Agreement:

“430B Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430B(b).

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:30 a.m. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Disclosure Package” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the information and free writing prospectuses, if any, identified in Schedule B hereto.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show”, as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being so specified in Schedule B to this Agreement.

“Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430B Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (the “NYSE”) (“Exchange Rules”).

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.

“Subsidiaries” means those subsidiaries listed on Schedule D hereto.

Unless otherwise specified, a reference to a “rule” or “Rule” is to the indicated rule under the Act or the Exchange Act as applicable.

(ii)	Compliance with Securities Act Requirements. (1) At the Effective Time, (2) on the date of this Agreement and (3) on each Closing Date, (A) the Registration Statement or any post-effective amendment thereto complied and will comply in all respects with the requirements of the Act and the Rules and Regulations, and did not, does not and will not include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) the Preliminary Prospectus, on any date of use, complied in all material respects with the Act (including without limitation Section 10 of the Act) and at no time during the period that begins on the date of the Preliminary Prospectus and the date on which the Preliminary Prospectus was filed with the Commission and ends immediately prior to the execution of this Agreement did the Preliminary Prospectus contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) the Prospectus and each amendment or supplement thereto, as of their respective issue dates, complied and will comply in all material respects with the Act and the Rules and Regulations, and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained herein do not apply to statements in or omissions from any document discussed herein based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information is only that described as such in Section 8(b) hereof (collectively, the “Underwriter Information”). The Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Common Stock were or will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)	Ineligible Issuer Status. As of the determination date referenced in Rule 164(h) under the Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Securities.

(iv)	General Disclosure Package. As of the Applicable Time and on each Closing Date, none of (A) the General Disclosure Package, (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package and/or (C) each road show as defined in Rule 433(h) under the Act (a “road show”), if any, when considered together with, and as may be corrected by, the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, Issuer Free Writing Prospectus or road show made in reliance upon and in conformity with the Underwriter Information.

(v)	Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and, to the extent not superseded or modified, at all subsequent times through the completion of the public offer and sale of the Offered Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the Prospectus or any preliminary prospectus. Each Issuer Free Writing Prospectus conformed, conforms or will conform in all respects to the requirements of the Act and the Rules and Regulations. The Company has not made any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule B to this Agreement. The Company (A) has filed or will file each Issuer Free Writing Prospectus required to be filed with the Commission pursuant to the Act and the Rules and Regulations in accordance therewith and/or (B) has retained or will retain in accordance with the Act and the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the Rules and Regulations. The Company has made any Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(i) such that no filing of any road show is required in connection with the offering of the Common Stock.

(vi)	Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is existing and in good standing under the corporate laws of the State of Maryland, with the full corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and each of their respective subsidiaries taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(vii)	Subsidiaries. Each Subsidiary of the Company and the Operating Partnership has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding membership interests of each subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued and is fully paid and nonassessable; and the membership interests of each subsidiary of the Company or the Operating Partnership is owned by the Company or the Operating Partnership, directly or through subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except for the shares or membership interests of each of the subsidiaries owned by the Company, the Operating Partnership or such subsidiaries, neither the Company, the Operating Partnership or such subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii)	Offered Securities. The Offered Securities and all outstanding shares of common stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement, the General Disclosure Package and the Prospectus); all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement, the General Disclosure Package and the Prospectus and to the description of such Offered Securities contained therein; the shareholders of the Company have no preemptive rights with respect to the Offered Securities; none of the outstanding shares of common stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the forms of certificates used to represent the Offered Securities comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Offered Securities, with any requirements of the NYSE; the Securities have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the NYSE is contemplating terminating the listing of the Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are and, will be no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any common stock of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such common stock or any such convertible or exchangeable securities or obligations or (c) obligations of the Company to issue or sell any shares of common stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(ix)	OP Units. The Company OP Units and all outstanding OP Units have been duly authorized; all outstanding Company OP Units are and, when the Company OP Units have been delivered and paid for in accordance with the OP Agreement, the Company OP Units will be, validly issued and will conform to the description of such Company OP Units in the Registration Statement, the General Disclosure Package and the Prospectus, and all Company OP Units will be, issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options. As of the date hereof, there are 53,933,073 OP Units outstanding, of which the Company owns, directly or indirectly, 52,169,166 OP Units, and there are 2,125,579 vested and unvested LTIP units outstanding.

(x)	No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates, including, but not limited to, Zensun Enterprises Ltd. and any of its direct or indirect subsidiaries, and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi)	Registration Rights. There are no contracts, agreements or understandings between the Company, the Operating Partnership or their respective subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, the Operating Partnership or such subsidiaries to file a registration statement under the Act with respect to any securities of the Company, the Operating Partnership or their respective subsidiaries owned or to be owned by such person or to require the Company, the Operating Partnership or such subsidiaries to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company, the Operating Partnership or such subsidiaries under the Act (collectively, “registration rights”) except for the registration rights granted pursuant to the OP Agreement.

(xii)	Listing. The Company has applied for approval for the listing of the Offered Securities on the NYSE.

(xiii)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body (including, but not limited to, in connection with the Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) or any laws and regulations implementing AIFMD) or any court is required for the consummation of the transactions contemplated by this Agreement, the OP Agreement or in connection with the offering, issuance and sale of the Offered Securities by the Company, other than (i) the filing of the Prospectus under the Act, (ii) any necessary qualification under the Act or blue sky laws of the various jurisdictions in which the Offered Securities are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the approval of the Offered Securities for listing on the NYSE, or (iv) under the Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rules. No consent, approval, authorization, or order of, or filing of registrations with, any governmental agency or body or any court is required for the issuance and sale of the Company OP Units by the Operating Partnership, except such as have been obtained or made and such as may be required under state securities laws.

(xiv)	Title to Property. (1) The Operating Partnership holds, directly or indirectly through its wholly-owned subsidiaries, good and marketable fee simple title to all of the real property described in the Registration Statement, the General Disclosure Package and the Prospectus as wholly-owned by it and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (except that the Company’s ownership interests in the Omaha Acute Care Hospital, the Clermont Facility, the Silvis Facilities, the AMG Specialty Hospital in Zachary, Louisiana, and the Centerville Facility consist of long-term ground leases as described in the Registration Statement, the General Disclosure Package and the Prospectus) (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) the Properties will not be subject to any mortgages or deeds of trust, except such as are set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (3) each of the Properties will comply with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company; and (4) except with respect to the Properties identified in the Prospectus as “Omaha Acute Care Hospital,” “East Orange Facility,” “Encompass Rehabilitation Hospital of Altoona,” “Encompass Rehabilitation Hospital of Mechanicsburg,” “Encompass East Valley Rehabilitation Hospital,” “West Mifflin Facility,” “Watertown Facilities,” “Amarillo Facility,” “Austin Facility,” “Brockport Facility,” “City Hospital of White Rock,” “Flower Mound Facility,” “the Clermont Facility,” “Lee’s Summit Facility,” “the Silvis Facilities,” “Prospect Vernon facilities,” “the AMG Specialty Hospital,” “Mercy Rehabilitation Hospital, Oklahoma City, Oklahoma,” “cCare San Marcos,” “Lansing Jolly 3400,” “St. David’s Bastrop FSED,” “SCP Panama City facilities,” and “the Jacksonville Riverside facility,” no third party will have an option or a right of first refusal to purchase any Property or any portion thereof or interest therein, except as such is set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Either the Operating Partnership or a subsidiary of the Operating Partnership has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Operating Partnership’s, such subsidiary’s fee interest in such Property.

(xv)	Casualty. The real property owned by the Company, the Operating Partnership or any of the Operating Partnership’s subsidiaries has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, except for such loss as would not have a Material Adverse Effect.

(xvi)	Leases. The Operating Partnership or one of its wholly-owned subsidiaries will hold the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases, none of the Company, the Operating Partnership or their subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Company. Neither the Operating Partnership nor any of its subsidiaries, nor, to the Operating Partnership’s knowledge, any other party to any Lease, is in breach or default of any such Lease; to the Operating Partnership’s knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar Laws relating to creditors’ rights and general principles of equity.

(xvii)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities by the Company and the issuance and sale of the Company OP Units by the Operating Partnership, and the use of net proceeds therefrom as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Company, the Operating Partnership or any of their respective subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective subsidiaries is bound or to which any of the Properties is subject, (other than relating to the loans to be repaid with proceeds from the offering or as specifically described in the Use of Proceeds section of the Statutory Prospectus) and except in case of clause (B) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect.

A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.

The term “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and by-laws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(xviii)	Absence of Existing Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective subsidiaries is in violation of its respective Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xix)	Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xx)	Authorization and Enforceability of OP Agreement. The OP Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(xxi)	Possession of Licenses and Permits. The Company, the Operating Partnership and each of their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or challenge by any other person to the rights of the Company, the Operating Partnership and each of their respective subsidiaries with respect to the Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(xxii)	Absence of Labor Dispute. None of the Company, the Operating Partnership or any of their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries, (ii) to the knowledge of the Company, no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), concerning the employees of the Company, the Operating Partnership or any of their respective subsidiaries except for such violations as would not have a Material Adverse Effect.

(xxiii)	Possession of Intellectual Property. The Company, the Operating Partnership and its subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them.

(xxiv)	Environmental Laws. None of the Company, the Operating Partnership or any of their respective subsidiaries (and, to the knowledge of the Company and the Operating Partnership, no tenant or subtenant of any Property or portion thereof) is in violation of any Environmental Law, including relating to the release of Hazardous Materials, except as would not have a Material Adverse Effect either individually or in the aggregate, and there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any of their subsidiaries under, or to interfere with or prevent compliance by the Company, the Operating Partnership or any of their subsidiaries with, Environmental Laws except where such non-compliance would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(xxv)	Employment; Noncompetition; Nondisclosure. Neither the Company nor the Operating Partnership has been notified that any employee of the Company or the Operating Partnership or its respective subsidiaries plans to terminate his or her employment with the Company or the Operating Partnership or one of its respective subsidiaries, as applicable. None of the Company, the Operating Partnership or their respective subsidiaries, and to the best knowledge of the Company, any employee of the Operating Partnership or any of its respective subsidiaries, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Operating Partnership as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvi)	Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the captions Summary—Acquisitions Under Contract,” “Global Medical REIT Inc.,” “Description of Capital Stock,” “Description of Debt Securities” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(xxvii)	Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective subsidiaries or, to the Company’s knowledge, any affiliates of the Company, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxviii)	Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxix)	Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and the Company’s Board of Directors are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; and (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the date of the most recent balance sheet of the Company reviewed or audited by the Company’s accountants, (i) the Audit Committee has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no significant changes in internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxx)	Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxi)	XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxii)	Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, the Operating Partnership or any of their respective subsidiaries or Properties that, if determined adversely to the Company, the Operating Partnership or any of their respective subsidiaries or properties, would materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and neither the Company or the Operating Partnership has received any written notice or communication threatening such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) or, to the Company’s or the Operating Partnership’s knowledge, none are contemplated.

(xxxiii)	Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the statements of operations, changes in members’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in accordance with US GAAP the information required to be stated therein. The consolidated balance sheet of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company at the date indicated; said consolidated balance sheet has been prepared in conformity with US GAAP and complies with the requirements of the Act and Exchange Act with respect thereto. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company included or incorporated by reference therein and comply with the Commission’s rules and guidelines with respect thereto. The unaudited pro forma consolidated financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to unaudited pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or unaudited pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act and the Exchange Act to the extent applicable.

(xxxiv)	No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and as would not have a Material Adverse Effect, since the end of the period covered by the latest audited financial statements included or incorporated by reference therein (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership and their respective subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, (C) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Operating Partnership and their respective subsidiaries, other than transactions in the ordinary course of business and (D) there has not been any loan, debt or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, incurred by the Company, the Operating Partnership and their respective subsidiaries, except obligations incurred in the ordinary course of business.

(xxxv)	Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvi)	Insurance. The Company, the Operating Partnership and each of their respective subsidiaries is insured against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any of their respective subsidiaries has been refused any insurance coverage sought or applied for; none of the Company, the Operating Partnership or any of their respective subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business to be conducted by the Company.

(xxxvii)	Tax Law Compliance. The Company, the Operating Partnership and their respective subsidiaries have filed (A) all federal and state income tax returns, (B) all material franchise tax returns and (C) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. The Company, the Operating Partnership and each of their respective subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company, the Operating Partnership or any of their respective subsidiaries, as the case may be.

(xxxviii)	Real Estate Investment Trust. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Section 856 through 860 of the Code and the Company elected to be taxed as a REIT under the Code effective for its tax year ended December 31, 2016 upon filing of its federal income tax return for such year. The Company’s organization and method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xxxix)	No Restriction on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xl)	No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, affiliate or agent of, or other person associated with or acting on behalf of, the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xli)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions in which the Company or its subsidiaries conduct business or whose Anti-Money Laundering Laws (as defined below) apply to the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlii)	No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of, or other person associated with or acting on behalf of, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of financing or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) for the purpose of financing or facilitating any activities of or business in any Sanctioned Country or (iii) for the purpose of facilitating or that the Company knows would facilitate or result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xliii)	Prior Sales of Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Securities, and the Operating Partnership has not issued, sold or distributed any OP Units during the six-month period preceding the date hereof.

(xliv)	Market Value. The aggregate market value of the Company’s outstanding voting and nonvoting common equity computed pursuant to General Instruction I.B.1 of Form S-3 equaled or exceeded $75 million as of a date within 60 days prior to the date of filing of the Company’s most recent Annual Report on Form 10-K.

(xlv)	Testing-the-Waters Communication. Neither the Company nor the Operating Partnership has (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; the Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B promulgated under Section 5 of the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a “written communication” within the meaning of Rule 405 under the Act.

(xlvi)	Independent Accountants. Each of MaloneBailey, LLP and Deloitte & Touche LLP, who have certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are and were during the periods covered by their reports independent public accountants as required by the Act, the Rules and Regulations and are registered with the Public Company Accounting Oversight Board.

(xlvii)	ERISA Matters. The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each subsidiary would have any liability; the Company and each subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except as where failure to be so qualified would not have a Material Adverse Effect.

(xlviii)	Related-Party Transactions. There are no relationships or related-party transactions involving the Company, the Operating Partnership or any of their subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(xlix)	[Reserved].

(l)	Cybersecurity; Data Protection. To the Company’s knowledge, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(li)	No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(b)	[Reserved]

(i)

2.	Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $12.7015 per share (the “Purchase Price”) for the Firm Securities, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives at 10:00 a.m., New York time, on March 18, 2021, or at such other time not later than seven (7) full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated by this Agreement.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per share to be paid for the Firm Securities, less an amount per share equal to any dividends or distribution declared by the Company and payable on the Firm Securities but not payable on the Optional Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such number of Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than three full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in book entry form through the facilities of DTC against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives.

3.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.	Certain Agreements of the Company.

(a)	The Company and the Operating Partnership agree with the several Underwriters that:

(i)	Additional Filings. Unless filed pursuant to Rule 462(b) as part of the Rule 462(b) Registration Statement, the Company will file the Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with Rule 424(b) and Rule 430B and during the time period specified by Rule 424(b) and Rule 430B. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.

(ii)	Filing of Amendments; Response to Commission Requests. The Company, subject to Section 5(a)(iii) hereof, will comply with the requirements of Rule 430B and will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of (A) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (B) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (C) the institution by the Commission of any stop order proceedings pursuant to Section 8A under the Act in respect of a Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, and (D) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or, to the Company’s knowledge, the threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)	General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event occurs or condition exists as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(iv)	Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.

(v)	Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(vi)	Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement, each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement, or at such time as otherwise agreed to by the Representatives. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)	Blue Sky / Foreign Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution. To the extent the Representatives are required to file any reports of trade in any jurisdictions in which the Offered Securities are distributed, the Company shall provide any reasonable assistance and information that may be requested by the Representatives.

(viii)	Reporting Requirements. The Company, during the period when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Rules and Regulations.

(ix)	Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and all the costs and expenses in connection with the offering of the Offered Securities and including but not limited to (A) any filing fees and expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of blue sky surveys or legal investment surveys relating thereto (including the fees and expenses of counsel for the Underwriters relating thereto subject to a cap of $5,000), (B) costs and expenses related to the review by FINRA of the Offered Securities (including (i) filing fees, and (ii) the fees and expenses of counsel for the Underwriters relating to such review subject to a cap of $10,000 in respect of this clause (ii)), (C) costs and expenses relating to investor presentations, any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, (D) the fees and expenses incident to listing the Offered Securities on the NYSE, (E) the fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (F) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and (G) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Except as explicitly provided in this Section 4(a)(ix), the Underwriters shall pay their own expenses, including the fees and expenses of their counsel and other advisors.

(x)	Use of Proceeds. The Company will use the net proceeds received in connection with the offering and sale of the Offered Securities and will cause the Operating Partnership to use the net proceeds received in connection with the issuance and sale of the Company OP Units in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Prospectus, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xi)	Absence of Manipulation. The Company will not, and will cause each of its subsidiaries and controlled affiliates not to, take, directly or indirectly, any action designed to or that would constitute or that might cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xii)	Company Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company and the Operating Partnership will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable, exercisable or redeemable for any of its Securities, including OP Units (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives; provided, however, that the Lock-Up Period shall not apply to (A) the sale of Lock-Up Securities to the Underwriters, (B) the grant of options or awards pursuant to the Company’s 2016 Equity Incentive Plan, (C) the issuance by the Company of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the First Closing Date of which the Underwriters have been advised in writing, (D) the issuance of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (including OP Units), in the aggregate not to exceed 10% of the number of shares of Common Stock outstanding, on a fully diluted basis, as consideration for the acquisition of real estate assets provided, however, that the recipients of shares of Common Stock or securities exchangeable or exercisable for or convertible into Common Stock issued in connection with such an acquisition shall be required to agree in writing not to sell, offer, dispose of or otherwise transfer any such shares during the remainder of the Lock-Up Period without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), (E) with respect to the Company’s directors and officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of common shares, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period and (F) the issuance of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plan. The “Lock-Up Period” will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that the Representatives consent to in writing. Notwithstanding the foregoing, from and after the 30th day after the date hereof through the end of the Lock-Up Period, the Company shall be permitted to issue and sell Common Stock in an “at the market” (“ATM”) offering so long as the volume weighted average price of the Company’s common stock for each of the five trading days prior to the issuance of a placement notice in connection with the ATM is equal to or greater than $13.50 per share.

(xiii)	Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its tax year ending December 31, 2021, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company to continue to qualify as REIT.

(xiv)	Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Offered Securities are offered.

(b)	[Reserved]

5.	Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.	Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Operating Partnership (as though made on such Closing Date), to the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the following additional conditions precedent:

(a)	Accountants’ Comfort Letters. The Representatives shall have received (i) a letter, dated the date hereof, of MaloneBailey, LLP and (ii) letters, dated the date hereof and each Closing Date, of Deloitte & Touche LLP, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus (except that, in any letter dated a Closing Date, the specified date of such letter shall be no more than three (3) days prior to such Closing Date).

(b)	Effectiveness of Registration Statement. If the Effective Time of the 462(b) Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rule 424(b) under the Act and Section 4(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose pursuant to Section 8A under the Act shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(c)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to each such Closing Date, if any, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any national securities exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)	Opinion of Counsel for the Company and the Operating Partnership. The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to the Representatives.

(e)	Opinion of Maryland Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Venable LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(f)	Tax Opinion. The Representatives shall have received a tax opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(g)	Opinion of Counsel for Underwriters. The Representatives shall have received from Cooley LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to opine upon such matters.

(h)	Company Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct as of such date; each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose pursuant to Section 8A under the Act have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the 462(b) Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, that is material and adverse, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus or as described in such certificate.

(i)	[Reserved].

(j)	Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received a lock-up letter in the form of Annex I hereto executed by each of the persons and entities listed on Schedule C hereto.

(k)	Company Good Standing. The Representatives shall have received a certificate of good standing of the Company certified by the Maryland State Department of Assessments and Taxation as of a date within five (5) business days of such Closing Date.

(l)	Operating Partnership Good Standing. The Representatives shall have received a certificate of good standing of the Operating Partnership certified by the Secretary of State of the State of Delaware as of a date within five (5) business days of such Closing Date.

(m)	[Reserved].

(n)	Secretary’s Certificate of the Company. The Representatives shall have received a certificate of the secretary of the Company certifying resolutions of the Company’s Board of Directors approving the Underwriting Agreement and the transactions contemplated thereby.

(o)	General Partner Certificate of the Operating Partnership. The Representatives shall have received a certificate of the general partner of the Operating Partnership certifying resolutions of the General Partner approving the Underwriting Agreement and the transactions contemplated thereby.

(p)	[Reserved].

(q)	[Reserved.]

(r)	Listing. An application for the listing of the Offered Securities shall have been approved for listing on the NYSE prior to the Closing Date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.

(a)	Indemnification of Underwriters by the Company and the Operating Partnership. Each of the Company and the Operating Partnership will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any road show or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that neither the Company nor the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that such information furnished by any Underwriter consists only of the information described as such in Section 7(b) below.

(b)	Indemnification of Company, Directors and Officers. Each Underwriter will severally and not jointly indemnify and hold harmless each of the Company and the Operating Partnership, the Company’s directors and each of the Company’s officers who signs a Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in , the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, any road show or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information in eleventh and twelfth paragraphs in the Prospectus under the caption “Underwriting.”

(c)	Actions against Parties; Notification. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsections (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsections (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsections (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)	Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions actually received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8.	Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.	Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (excluding fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 4 shall also remain in effect.

10.	Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention Equity Syndicate Desk, c/o BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, NY 10036, Attention: Eric Benedict, c/o Stifel, Nicolaus & Company, Incorporated, One South Street, 17th Floor, Baltimore, MD 21202, Attention: Justin Bowman, c/o Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918), c/o Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue Milwaukee, WI 53202, Attention: Syndicate Department, with a copy to the Legal Department, with a copy to Cooley LLP, 55 Hudson Yards, New York, NY 10001, Attention: Daniel I. Goldberg, Esq., if sent to the Company or the Operating Partnership, will be mailed, delivered or telegraphed and confirmed to it at Global Medical REIT, Inc., 2 Bethesda Metro Center, Suite 440, Bethesda, MD 20814, Attention: Jamie Barber, with a copy to Vinson & Elkins L.L.P., 901 East Byrd Street, Suite 1500, Richmond, Virginia 23219, Attention: Daniel LeBey; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.	Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.	Research Analyst Independence. The Company acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Offered Securities that differ from the views of their respective investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters' investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

13.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

14.	Absence of Fiduciary Relationship. The Company and the Operating Partnership each acknowledge and agree that:

(a)	No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Operating Partnership on the one hand, and the Underwriters on the other has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or the Operating Partnership on other matters;

(b)	Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Underwriters, and the Company or the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)	Absence of Obligation to Disclose. The Company and the Operating Partnership have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Operating Partnership, and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Operating Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d)	Waiver. Each of the Company and the Operating Partnership waives, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company and the Operating Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Operating Partnership including shareholders, employees or creditors of the Company and the Operating Partnership.

15.	Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.	Jurisdiction. Each of the Company and the Operating Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Operating Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.	Waiver of Jury Trial. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement or the transactions contemplated hereby.

18.	USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

19.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.	Definition of the Terms “business day” and “subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” and “affiliate” have their respective meaning set forth in Rule 405 of the Rules.

21.	If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Operating Partnership and the several Underwriters in accordance with its terms.

[Remainder of page intentionally blank]

Very truly yours,

GLOBAL MEDICAL REIT INC.

By:	/s/ Jamie A. Barber
	Name:	Jamie A. Barber
	Title:	General Counsel and Corporate Secretary

GLOBAL MEDICAL REIT L.P.

By:	Global Medical REIT GP LLC
Its:	General Partner

By:	Global Medical REIT Inc.
Its:	Sole Member

By:	/s/ Jamie A. Barber
	Name:	Jamie A. Barber
	Title:	General Counsel and Corporate Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the

Representatives of the several Underwriters.

J.P. Morgan Securities LLC

By:	/s/ Nicholas J. Russo III
	Name:	Nicholas J. Russo III
	Title:	Managing Director

BMO Capital Markets Corp.

By:	/s/ David Raff
	Name:	David Raff
	Title:	Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Christopher Walter
	Name:	Christopher Walter
	Title:	Managing Director

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
	Name:	Chad M. Gorsuch
	Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

SCHEDULE A

Underwriter	Number of Firm Securities
J.P. Morgan Securities LLC	1,575,000
BMO Capital Markets Corp.	975,000
Stifel, Nicolaus & Company, Incorporated	975,000
Wells Fargo Securities, LLC	975,000
Robert W. Baird & Co. Incorporated	750,000
KeyBanc Capital Markets Inc.	600,000
Truist Securities, Inc.	600,000
Janney Montgomery Scott LLC	262,500
B. Riley Securities, Inc.	243,750
D.A. Davidson & Co.	243,750
Berenberg Capital Markets LLC	112,500
Compass Point Research & Trading, LLC	112,500
Ramirez & Co., Inc.	75,000
Total	7,500,000

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

A. “General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. Number of Firm Securities: 7,500,000

2. Number of Optional Securities: 1,125,000

3. Price per share of Common Stock to the public: $13.30

4. Price per share of Common Stock to the Underwriters: $12.7015

SCHEDULE C

Lock-up Signatories

Robert Kiernan

Jamie Barber

Alfonzo Leon

Jeffrey Busch

Danica Holley

Henry Cole

Matthew L. Cypher, Ph. D

Paula Crowley

Zhang Jingguo

Ronald Marston

Dr. Roscoe Moore

Lori Wittman

Zhang Huiqi

Zensun Enterprises Ltd.

SCHEDULE D

SUBSIDIARIES

Name	State of Organization
Global Medical REIT L.P.	Delaware
Global Medical REIT GP LLC	Delaware
Inter-American Management LLC	Delaware
GMR Omaha, LLC	Delaware
GMR Asheville, LLC	Delaware
GMR Pittsburgh, LLC	Delaware
GMR Plano, LLC	Delaware
GMR Memphis, LLC	Delaware
GMR Melbourne, LLC	Delaware
GMR Westland, LLC	Delaware
GMR Memphis Exeter, LLC	Delaware
GMR Reading, LLC	Delaware
GMR East Orange, LLC	Delaware
GMR Sandusky, LLC	Delaware
GMR Watertown, LLC	Delaware
GMR Carson City, LLC	Delaware
GMR Ellijay, LLC	Delaware
GMR Las Cruces, LLC	Delaware
GMR Altoona, LLC	Delaware
GMR Mechanicsburg, LLC	Delaware
GMR Mesa, LLC	Delaware
GMR Lewisburg, LLC	Delaware
GMR Cape Coral, LLC	Delaware
GMR Clermont, LLC	Delaware
GMR Prescott, LLC	Delaware
GMR Oklahoma City, LLC	Delaware
GMR Flower Mound, LLC	Delaware
GMR Fort Worth, LLC	Delaware
GMR Lubbock, LLC	Delaware
GMR Sherman, LLC	Delaware
GMR Brockport, LLC	Delaware
GMR Austin, LLC	Delaware
GMR Germantown, LLC	Delaware
GMR Fremont, LLC	Delaware
GMR Moline, LLC	Delaware
GMR Albertville, LLC	Delaware
GMR Lee’s Summit, LLC	Delaware
GMR Wyomissing, LLC	Delaware
GMR Amarillo, LLC	Delaware
GMR Gainesville, LLC	Delaware
GMR Saint George, LLC	Delaware
GMR Silvis, LLC	Delaware
GMR Indianapolis, LLC	Delaware
GMR Orlando, LLC	Delaware

GMR Bountiful, LLC	Delaware
GMR East Dallas Hospital, LLC	Delaware
GMR East Dallas Land, LLC	Delaware
GMR Belpre, LLC	Delaware
GMR McAllen, LLC	Delaware
GMR Derby, LLC	Delaware
GMR Southern IL, LLC	Delaware
GMR Cincinnati Beechmont, LLC	Delaware
GMR Southern IL Carbondale, LLC	Delaware
GMR Southern IL Shiloh 1191, LLC	Delaware
GMR Southern IL Shiloh 1197, LLC	Delaware
GMR Melbourne Pine, LLC	Delaware
GMR Vernon, LLC	Delaware
GMR Vernon Keynote, LLC	Delaware
GMR Corona, LLC	Delaware
GMR Zachary, LLC	Delaware
GMR Chandler Dobson, LLC	Delaware
GMR Chandler Pecos I, LLC	Delaware
GMR Chandler Pecos II, LLC	Delaware
GMR Chandler Val Vista I, LLC	Delaware
GMR Las Vegas, LLC	Delaware
GMR Oklahoma Northwest, LLC	Delaware
GMR South Bend, LLC	Delaware
GMR Surprise, LLC	Delaware
GMR Lansing Jolly 3390, LLC	Delaware
GMR Lansing Jolly 3394, LLC	Delaware
GMR Lansing Jolly 3400, LLC	Delaware
GMR Lansing Patient, LLC	Delaware
GMR Bannockburn, LLC	Delaware
GMR San Marcos, LLC	Delaware
GMR Morgantown, LLC	Delaware
GMR Gilbert, LLC	Delaware
GMR Livonia, LLC	Delaware
GMR Aurora, LLC	Delaware
GMR Beaumont, LLC	Delaware
GMR Bastrop, LLC	Delaware
GMR Greenwood, LLC	Delaware
GMR Panama City Chipley, LLC	Delaware
GMR Panama City PCB, LLC	Delaware
GMR Panama City, LLC	Delaware
GMR Jacksonville Ponte Vedra, LLC	Delaware
GMR Jacksonville Riverside, LLC	Delaware
GMR Clinton, LLC	Delaware
GMR High Point, LLC	Delaware
GMR Grand Rapids Beltline, LLC	Delaware
GMR Grand Rapids Main, LLC	Delaware
GMR Grand Rapids Walker, LLC	Delaware
GMR Grand Rapids Wilson, LLC	Delaware
GMR West Allis, LLC	Delaware
GMR Dumfries, LLC	Delaware

GMR Fairfax, LLC	Delaware
GMR Rosedale 5233, LLC	Delaware
GMR Rosedale 5235, LLC	Delaware
GMR Centerville, LLC	Delaware
GMR Winston-Salem, LLC	Delaware
GMR Lancaster, LLC	Delaware
GMR Decatur, LLC	Delaware
GMR Jackson, LLC	Delaware
GMR Plymouth, LLC	Delaware
GMR Sheboygan, LLC	Delaware
GMR Cape Girardeau, LLC	Delaware
GMR Hudson, LLC	Delaware
GMR Spring Hill County Line, LLC	Delaware
GMR Spring Hill Medical Center, LLC	Delaware
GMR Traverse City, LLC	Delaware
GMR Las Vegas Pecos, LLC	Delaware
GMR Las Vegas Warm Springs, LLC	Delaware
GMR West El Paso, LLC	Delaware
GMR El Paso, LLC	Delaware
GMR Syracuse, LLC	Delaware
GMR Yuma 20, LLC	Delaware
GMR Yuma 25, LLC	Delaware
GMR Pensacola Market, LLC	Delaware
GMR Dallas North Central, LLC	Delaware
GMR East Grand Forks, LLC	Delaware
GMR Pensacola Grande, LLC	Delaware
GMR Pensacola Davis, LLC	Delaware
GMR Venice, LLC	Delaware
GMR Lake Orion, LLC	Delaware
GMRE TRS I, LLC	Delaware
GMR Cape Coral Viscaya 1255, LLc	Delaware
GMR Cape Coral Viscaya 1261, LLC	Delaware
GMR Cape Coral Viscaya 1265, LLC	Delaware
GMR Coos Bay, LLC	Delaware
GMR Cape Coral Southeast, LLC	Delaware
GMR Fort Myers Park Royal, LLC	Delaware
GMR Fort Myers Camelot, LLC	Delaware
GMR Port St. Lucie, LLC	Delaware
GMR Forth Worth Overton Ridge, LLC	Delaware
GMR Lansing Jolly 3400, LLC	Delaware

ANNEX I

FORM OF LOCK-UP AGREEMENT

March 16, 2021

J.P. Morgan Securities LLC

BMO Capital Markets Corp.

Stifel, Nicolaus & Company, Incorporated

Wells Fargo Securities, LLC

Robert W. Baird & Co. Incorporated

As Representatives of the Several Underwriters named in Schedule A hereto

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179

c/o	BMO Capital Markets Corp.
3 Times Square, 25th Floor
New York, NY 10036

c/o	Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 10th Floor
Saint Louis, MO 63102

c/o	Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

c/o	Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, WI 53202

Re: Global Medical REIT Inc. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with Global Medical REIT Inc., a Maryland corporation (the “Company”) and Global Medical REIT L.P., a Delaware limited partnership, providing for a public offering (the “Public Offering”) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). Capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, take any of the following actions with respect to its shares of Common Stock or any securities convertible into or exchangeable or redeemable for any shares of Common Stock, including OP Units (collectively, the “Lock-Up Securities”): (i) offer for sale, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Lock-Up Securities, or any securities convertible into or exercisable or exchangeable for Lock-Up Securities, or (ii) enter into any swap, any other derivatives transaction or any other agreement or any transaction that transfers to another, in whole or in part, directly or indirectly, the economic consequence of ownership of Lock-Up Securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Lock-Up Securities or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; provided, however, that the Lock-Up Period shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be voluntarily made regarding the establishment of such plan during the Lock-Up Period. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

The Lock-Up Period will commence on the date of this Agreement and continue until 45 days after the date of the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts; provided, however, that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; (ii) by will or intestate succession upon the death of the undersigned; provided, however, that the distributee, legatee, executor and/or administrator thereof agrees to be bound in writing by the restrictions set forth herein; (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided, however, that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further, however, that any such transfer shall not involve a disposition for value; (iv) to any general partnership, limited partnership, limited liability company, corporation or other legal entity which is wholly owned, directly or indirectly, by the undersigned and/or immediate family of the undersigned; provided, however, that such entity agrees to be bound in writing by the restrictions set forth herein, and provided further, however, that any such transfer shall not involve a disposition for value; or (v) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer any of the Undersigned’s Shares to any wholly owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such of the Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such of the Undersigned’s Shares except in accordance with this Agreement, and provided further, however, that any such transfer shall not involve a disposition for value. Notwithstanding the foregoing, the undersigned may not transfer the Undersigned’s Shares if a filing or other public announcement by the transferor or transferee under the Exchange Act is required or voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representative and the other Underwriters are not making a recommendation to you to enter into this letter agreement and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, this Agreement will automatically terminate and be of no force and effect if the closing of the Public Offering does not occur on or before March 31, 2021.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title